Exhibit 10.12

Execution Version

PROMISSORY NOTE PURCHASE AGREEMENT

This Promissory Note Purchase Agreement (including all exhibits hereto, this “Agreement”) is made as of February 22, 2016 (the “Effective Date”), between AquaBounty Technologies, Inc., a Delaware corporation (“AquaBounty”), and Intrexon Corporation, a Virginia corporation (“Intrexon”).

WHEREAS, upon the terms and conditions set forth in this Agreement, AquaBounty proposes to issue to Intrexon one or more promissory notes with commitments in an aggregate principal amount not to exceed $10,000,000, each in substantially the same form as Exhibit A hereto (the “Notes”), upon the terms and conditions set forth herein and therein; and

WHEREAS, Intrexon has agreed to make such loans to AquaBounty subject to the terms and conditions contained herein and in the Notes.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and conditions set forth herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions.

In addition to the terms defined elsewhere herein, when used herein, the following terms shall have the meanings indicated hereunder:

“Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.

“Affiliate” means, with respect to any Person, any other Person who controls, is controlled by, or is under common control with such Person.

“AIM Market” means AIM, a market operated by the London Stock Exchange.

“Board” means the Board of Directors of AquaBounty.

“Business Day” means any day other than a Saturday, Sunday, or other day on which commercial banks in the State of Delaware are authorized or required by law or executive order to close.

“Capital Stock” means all of AquaBounty’s issued and outstanding equity securities.

“Commitment” means the amount of capital that Intrexon agrees to fund to AquaBounty in exchange for each Note under the terms set forth therein.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust, or other instrument to which such Person is a party or by which it or any of its property is bound.

“GAAP” means U.S. generally accepted accounting principles as in effect from time to time.

“Governmental Authority” means the AIM Market; any federal, state, or local governmental or quasi-governmental instrumentality, agency, board, commission, or department; or any regulatory agency, bureau, commission, or authority.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other) or preference, priority, right, or other security interest or preferential arrangement of any kind or nature whatsoever (excluding preferred stock and equity-related preferences), including, without limitation, those created by, arising under, or evidencing substantially the same economic effect as any of the foregoing.

“Material Adverse Effect” means, subject to any applicable cure or grace periods, a material adverse effect upon (a) the financial condition, operations, business, or properties of AquaBounty; (b) the ability of AquaBounty to perform its material obligations under any of the Transaction Documents; or (c) the legality, validity, or enforceability of any of the Transaction Documents.

“Order” means any judgment, injunction, writ, award, decree, or order of any nature.

“Person” means any individual, group of individuals, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, Governmental Authority, or other entity of any kind and shall include any successor (by merger or otherwise) of such entity.

“Requirement of Law” means, as to any Person, any law, statute, treaty, rule, regulation, or determination of an arbitrator or a court or other Governmental Authority that is applicable to or binding upon such Person or any of its property, or to which such Person or any of its property is subject, or that pertains to the transactions contemplated or referred to herein.

“SEC” means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Act.

“Securities Filings” means the filing of any filing required by the SEC under the Act, any filing required pursuant to the rules of the AIM Market, or any filing with the Delaware Corporations Commission under the Delaware General Corporation Law by AquaBounty, in each case in respect of its issuance of the Notes.

“Transaction Documents” means, collectively, this Agreement and the Notes.

Section 1.2 Accounting Terms; Financial Statements.

All accounting terms used herein not expressly defined in this Agreement shall have the respective meanings given to them in accordance with sound accounting practice. The term “sound accounting practice” shall mean such accounting practice as, in the opinion of the independent certified public accountants regularly retained by AquaBounty, conforms at the time to GAAP applied on a consistent basis except for changes with which such accountants concur.

ARTICLE II

PURCHASE AND SALE OF THE NOTES

Section 2.1 Purchase and Sale of the Notes.

(a) Subject to the terms and conditions set forth herein, AquaBounty may issue and sell to Intrexon, and Intrexon hereby agrees to purchase from AquaBounty, one or more Notes, each with a Commitment in an amount designated by AquaBounty (with respect to any Note, the “Purchase Price”) subject to the following limitations: (i) each Note shall be for a principal amount evenly divisible by $2,500,000 and (ii) all Notes issued hereunder shall have aggregate Commitments of no more than $10,000,000. Intrexon agrees to be bound by the terms and conditions of each Note issued to Intrexon hereunder.

(b) From and after the Effective Date, for a period of one year, AquaBounty may notify Intrexon of its desire to sell to Intrexon one or more Notes and shall provide Intrexon with a request substantially in the form of Exhibit B attached hereto (each a “Compliance Certificate”), completed to the satisfaction of Intrexon and delivered as provided in Section 7.2. Each Compliance Certificate shall be provided at least three Business Days prior to the prospective sale of the applicable Note.

Section 2.2 Closings.

The closing of the sale and purchase of each Note (a “Closing”) shall take place on the date set forth in the Compliance Certificate (a “Closing Date”). On each Closing Date, AquaBounty shall deliver the applicable Note, and, upon satisfaction of the conditions set forth herein and in that Note, Intrexon will fund the principal amount thereof.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF AQUABOUNTY

AquaBounty represents and warrants to Intrexon that the statements contained in this Article III are true, complete, and correct as of each Closing Date. For purposes of the representations and warranties set forth in this Article III, AquaBounty will be deemed to have “knowledge” of a particular fact or other matter if an officer or director of AquaBounty is actually aware of such fact or other matter.

Section 3.1 Organization and Standing.

AquaBounty is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted. AquaBounty is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

Section 3.2 Authorization; Enforceability.

(a) AquaBounty has all requisite corporate power and authority to execute, deliver, and perform, as applicable, the Transaction Documents.

(b) AquaBounty and its officers, directors, and shareholders have taken all corporate action necessary for (i) the authorization, execution, delivery, and performance of all obligations of

AquaBounty under each of the Transaction Documents and (ii) the issuance and sale by AquaBounty of the Notes hereunder. Each of the Transaction Documents constitutes a valid and legally binding obligation of AquaBounty, enforceable in accordance with its terms, except (A) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally or by equitable principles; (B) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies; and (C) to the extent that the enforceability of the indemnification provisions may be limited by applicable laws (such limitations, collectively, the “Equitable Exceptions”).

Section 3.3 Validity of Notes and Issuance.

The Notes (a) are duly authorized; (b) when issued and sold to Intrexon will be validly issued; and (c) will be free and clear of any and all liens, charges, restrictions, claims, and encumbrances except as set forth in this Agreement or as otherwise created by Intrexon.

Section 3.4 Compliance with Law and Instruments.

To AquaBounty’s knowledge, the execution, delivery, and performance of and compliance with this Agreement and the issuance and sale of the Notes will not, with or without the passage of time or giving of notice, violate (a) any applicable statute, rule, regulation, order, or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties; (b) any term of AquaBounty’s organizational documents; (c) any provision of any mortgage, indenture, contract, agreement, instrument, or contract to which it is party or by which it is bound; or (d) any Order by which it is bound.

Section 3.5 Consents.

No consent, approval, order, or authorization of, or registration, qualification, designation, declaration, or filing with, any federal, state, or local Governmental Authority or any other Person is required in connection with the consummation of the transactions contemplated by this Agreement, except for compliance with notice filings and other requirements under federal and applicable state securities laws.

Section 3.6 Offering Exemption.

Based in part on the representations of Intrexon set forth in Article IV, the offer, sale, and issuance of the Notes in conformity with the terms and conditions set forth in this Agreement and in the Notes are exempt from the registration requirements of the Act and are exempt from the qualification or registration requirements of applicable state securities laws. Neither AquaBounty nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Notes to any Person or Persons so as to bring the sale of such Notes by AquaBounty within the registration provisions of the Act or any state securities laws.

Section 3.7 Brokers and Finders.

AquaBounty agrees to indemnify and hold harmless Intrexon from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this Agreement or the transactions contemplated hereby (and the costs and expenses of defending against such liability or asserted liability) for which AquaBounty or any of its officers, employees, or representatives is responsible.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF INTREXON

As a material inducement to AquaBounty to enter into and perform its obligations under this Agreement, Intrexon represents and warrants to AquaBounty that the statements contained in this Article IV are true, complete, and correct as of the Effective Date.

Section 4.1 Authorization; Enforceability.

Intrexon has all requisite power and authority to execute, deliver, and perform this Agreement. Intrexon and, as applicable, its directors, officers, members, partners, and shareholders have taken all action necessary for the authorization, execution, delivery, and performance of all obligations of Intrexon under this Agreement. This Agreement constitutes the valid and legally binding obligation of Intrexon, enforceable in accordance with its terms, except as limited by the Equitable Exceptions.

Section 4.2 Investor Representations.

(a) The Notes will be acquired by Intrexon for its own account for investment purposes and not with a view to, or for sale in connection with, any distribution. Intrexon does not presently have any contract, undertaking, or agreement with any Person to sell, transfer, or grant participation rights to such Person or to any other Person with respect to any of the Notes.

(b) Intrexon is an “accredited investor” within the meaning of Rule 501(a) promulgated under the Act.

(c) Intrexon understands that the Notes are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from AquaBounty in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances. Intrexon acknowledges and agrees that the Notes must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available. Intrexon understands that no public market now exists for the Notes and that a public market may never exist for the Notes.

(d) Intrexon acknowledges and agrees that it can bear the economic risk of its investment in the Notes and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Notes.

(e) Intrexon was not contacted by AquaBounty or its representatives for the purpose of investing in any securities of AquaBounty offered hereby through any advertisement, article, notice, or any other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or any seminar or meeting whose attendees were invited by any general advertising. The Notes purchased under this Agreement were not offered or sold to Intrexon by any form of general solicitation or general advertising.

(f) Intrexon has not agreed to incur, directly or indirectly, any liability for brokerage or finders’ fees, agents’ commissions, or other similar charges in connection with this Agreement or any of the transactions contemplated hereby.

Section 4.3 Legends.

Intrexon acknowledges and agrees that the instruments evidencing the Notes may bear such restrictive legends as required by law.

ARTICLE V

CONDITIONS TO THE OBLIGATION OF INTREXON TO CLOSE

The obligation of Intrexon to purchase the Notes and to perform any obligations hereunder with respect to each Closing shall be subject to the satisfaction as determined by, or waiver by, Intrexon of the following conditions on or before that Closing.

Section 5.1 Representations and Warranties.

The representations of AquaBounty contained in Article III shall be true and correct in all material respects, and the warranties in that Article shall remain in effect, at and as of the applicable Closing Date (except with respect to such representations that address matters only as of a particular date, which are true and correct as of such particular date).

Section 5.2 Compliance with this Agreement.

AquaBounty shall have performed and complied in all material respects with all of its agreements and conditions set forth herein that are required to be performed or complied with by AquaBounty on or before the applicable Closing Date.

Section 5.3 Secretary’s Certificate.

The Secretary of AquaBounty shall have signed and delivered to Intrexon on behalf of AquaBounty a certificate, in form and substance satisfactory to Intrexon and dated as of the applicable Closing Date, certifying (a) that the Board resolutions attached thereto approving each of the Transaction Documents to which AquaBounty is a party and the transactions contemplated thereby are all true, complete, and correct and remain unamended and in full force and effect and (b) as to the incumbency and specimen signature of each officer of AquaBounty executing each Transaction Document or other document delivered in connection with that Closing on behalf of AquaBounty.

Section 5.4 Note.

AquaBounty shall have executed and delivered to Intrexon the applicable Note.

Section 5.5 Consents and Approvals.

Except for the Securities Filings, all consents, exemptions, authorizations, and other actions by, or notices to, or filings with, any Governmental Authority or any other Person required in respect of any Requirement of Law and with respect to each Contractual Obligation of AquaBounty that is necessary in connection with the execution, delivery, or performance by, or enforcement against, AquaBounty of each of the Transaction Documents shall have been obtained and be in full force and effect, and Intrexon shall have been furnished with appropriate evidence thereof.

Section 5.6 No Material Judgment or Order.

There shall be no Order of a court of competent jurisdiction, Lien under any Contractual Obligation, ruling of any Governmental Authority, or condition imposed under any Requirement of Law that, in the reasonable judgment of Intrexon, would prohibit the purchase of the Notes or subject Intrexon to any penalty or other onerous condition under or pursuant to any Requirement of Law if the Notes were to be purchased hereunder.

Section 5.7 No Litigation.

No action, suit, proceeding, claim, or dispute shall have been brought or otherwise arisen against AquaBounty (whether at law, in equity, in arbitration, or before any Governmental Authority) that would, if adversely determined, have a Material Adverse Effect.

ARTICLE VI

CONDITIONS TO THE OBLIGATIONS OF AQUABOUNTY TO CLOSE

The obligations of AquaBounty to issue and sell the Notes and to perform its other obligations hereunder, shall be subject to the satisfaction, as determined by, or written waiver by, AquaBounty of the following conditions on or before each Closing Date.

Section 6.1 Representations and Warranties.

The representations of Intrexon contained in Article IV shall be true and correct in all material respects, and the warranties in that Article shall remain in effect, at and as of the applicable Closing Date (except with respect to such representations that address matters only as of a particular date, which are true and correct as of such particular date).

Section 6.2 Compliance with this Agreement.

Intrexon shall have performed and complied in all material respects with all of the agreements and conditions set forth herein that are required to be performed or complied with by Intrexon on or before the applicable Closing Date.

Section 6.3 No Material Judgment or Order.

On the applicable Closing Date, there shall be no Order of a court of competent jurisdiction, Lien under any Contractual Obligation, ruling of any Governmental Authority, or condition imposed under any Requirement of Law that, in the reasonable judgment of AquaBounty, would prohibit the sale of the applicable Note or subject AquaBounty to any penalty or other onerous condition under or pursuant to any Requirement of Law if that Note were to be purchased hereunder.

Section 6.4 Consents and Approvals.

Except for the Securities Filings, all consents, exemptions, authorizations, or other actions by, or notices to, or filings with, Governmental Authorities and other Persons required in respect of any Requirement of Law and with respect to each Contractual Obligation of Intrexon that is necessary in connection with the execution, delivery, or performance by, or enforcement against, Intrexon of each of the Transaction Documents shall have been obtained and be in full force and effect, and AquaBounty shall have been furnished with appropriate evidence thereof.

Section 6.5 Purchase Price.

AquaBounty shall have received the Purchase Price from Intrexon for the Note to be acquired during the applicable Closing.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Survival of Representations and Warranties.

All of the representations and warranties made herein shall survive the execution and delivery of this Agreement until the first anniversary of the Effective Date.

Section 7.2 Notices.

All notices, demands, and other communications required or permitted hereunder shall be in writing and shall be given by registered or certified first-class mail (return receipt requested), facsimile, electronic mail, courier service, or personal delivery to the address or number for the intended recipient set forth below or such other address or number as may be provided by notice from the intended recipient from time to time.

(a)	if to AquaBounty:

AquaBounty Technologies, Inc.

Two Clock Tower Place, Suite 395

Maynard, MA 01754

Attention: David Frank

Facsimile: 978-897-3217

E-mail: dfrank@aquabounty.com

(b)	if to Intrexon:

Intrexon Corporation

1750 Kraft Drive, Suite 1400

Blacksburg, VA 24060

Attention: Rick L. Sterling, Chief Financial Officer

Facsimile: 540-961-0925

E-mail: rsterling@intrexon.com

with a copy (which shall not constitute notice) to:

Intrexon Corporation

20358 Seneca Meadows Parkway

Germantown, MD 20876

Attention: Legal Department

Facsimile: 301-556-9901

E-mail: dlehr@intrexon.com

All such communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five Business Days after being deposited in the mail, postage prepaid, if mailed; and upon receipt, if sent via facsimile or electronic mail.

Section 7.3 Successors and Assigns; Third-Party Beneficiaries.

This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Subject to applicable securities laws and the terms of the applicable Transaction Documents, Intrexon may assign any of its rights under any of the Transaction Documents to any of its Affiliates and, with the prior written consent of AquaBounty, to any Person that is not an Affiliate of Intrexon. AquaBounty may not assign any of its rights under this Agreement without the prior written consent of Intrexon. No Person other than the parties hereto and their successors are intended to be beneficiaries of the provisions of this Agreement.

Section 7.4 Amendment and Waiver.

(a) No failure or delay on the part of AquaBounty or Intrexon in exercising any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to AquaBounty or Intrexon at law, in equity, or otherwise.

(b) Any amendment, supplement, modification, or waiver of or to any provision of this Agreement must be in a written agreement signed by both parties hereto and shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on AquaBounty in any case shall entitle AquaBounty to any other further notice or demand in similar or other circumstances.

Section 7.5 Counterparts; Facsimile or Electronic Transmission.

This Agreement may be executed in any number of counterparts, each being deemed to be an original and all of which taken together being deemed to constitute a single agreement. Such counterparts may be delivered by facsimile or as a .pdf file by electronic mail.

Section 7.6 Headings.

The headings in this Agreement are for convenience only and shall not limit or otherwise affect the meaning hereof.

Section 7.7 Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws principles thereof.

Section 7.8 Severability.

If any provision of this Agreement, or the application thereof in any circumstance, is held invalid, illegal, or unenforceable in any respect for any reason, the validity, legality, and enforceability of such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provision held invalid, illegal, or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

Section 7.9 Rules of Construction.

Unless the context otherwise requires, references to articles, sections, or subsections refer to articles, sections, or subsections of this Agreement.

Section 7.10 Entire Agreement.

The Transaction Documents are intended by the parties hereto as a complete and final expression of their agreement in respect of the subject matter of those documents and supersede all prior agreements and understandings between the parties with respect to such subject matter. There are no restrictions, promises, representations, warranties, or undertakings other than those set forth or referred to in the Transaction Documents.

Section 7.11 Fees.

Each party hereto shall be responsible for all costs, fees, and expenses it incurs (including, without limitation, those of counsel) in connection with the transactions contemplated hereby, including, without limitation, any amendment or modification of the Transaction Documents.

Section 7.12 Publicity; Confidentiality.

Neither of the parties hereto shall make any disclosure concerning this Agreement, the transactions contemplated hereby, or, with respect to Intrexon, regarding the business, technology, or financial affairs of AquaBounty, without prior approval by the other party; provided, however, that nothing in this Agreement shall restrict AquaBounty or Intrexon from disclosing information (a) that is already publicly available; (b) that was known to Intrexon on a non-confidential basis prior to its disclosure by AquaBounty; (c) that may be required or appropriate in response to any summons or subpoena or in connection with any litigation, provided that the parties will use reasonable efforts to notify the other party in advance of such disclosure so as to permit such party to seek a protective order or otherwise contest such disclosure, and such other party will use reasonable efforts to cooperate, at the expense of the party trying to prevent such disclosure, with such party in pursuing any such protective order; (d) to the extent that Intrexon or AquaBounty reasonably believes it appropriate in order to comply with any Requirement of Law; (e) to Intrexon’s or AquaBounty’s officers, directors, shareholders, agents, employees, members, partners, controlling persons, auditors, or counsel; (f) to Persons from whom releases, consents, or approvals are required, or to whom notice is required to be provided, pursuant to the transactions contemplated by the Transaction Documents; or (g) to the prospective transferee in connection with any contemplated transfer of any Note. If any announcement is required by law or the rules of any securities exchange or market on which shares of Capital Stock of AquaBounty are traded to be made by any party hereto, prior to making such announcement such party will deliver a draft of such announcement to the other party and shall give the other party reasonable opportunity to comment thereon.

Section 7.13 Further Assurances.

Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations, or other actions of, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

Section 7.14 Waiver of Jury Trial and Setoff; Consent to Jurisdiction; Etc.

(a) In any litigation with respect to, in connection with, or arising out of this Agreement or any instrument or document delivered pursuant to this Agreement, or the validity, protection, interpretation, collection, or enforcement hereof or thereof, or any other claim or dispute howsoever arising, between AquaBounty and Intrexon, the parties hereby waive, to the fullest extent they may legally do so, (i) the right to interpose any setoff, recoupment, counterclaim, or cross-claim in connection with any such litigation, irrespective of the nature of such setoff, recoupment, counterclaim, or cross-claim, unless such setoff, recoupment, counterclaim, or cross-claim could not, by reason of any applicable federal or state procedural laws, be interposed, pleaded, or alleged in any other action and (ii) TRIAL BY JURY IN CONNECTION WITH ANY SUCH LITIGATION. AQUABOUNTY AGREES THAT THIS SECTION 7.14(a) IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND ACKNOWLEDGES THAT INTREXON WOULD NOT EXTEND ANY CREDIT TO AQUABOUNTY IF THIS SECTION 7.14(a) WERE NOT PART OF THIS AGREEMENT.

(b) The parties hereby irrevocably consent to the exclusive jurisdiction of the courts located within the State of Delaware in connection with any action or proceeding arising out of or relating to this Agreement or any document or instrument delivered in connection with the transactions contemplated hereby. In such litigation, AquaBounty waives, to the fullest extent it may effectively do so, any personal service of any summons, complaint, or other process and agrees that the service thereof may be made by certified or registered mail directed to AquaBounty at its address set forth in this Agreement. AquaBounty hereby waives, to the fullest extent it may effectively do so, the defenses of forum non conveniens and improper venue.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers hereunto duly authorized on the date first set forth above.

AQUABOUNTY TECHNOLOGIES, INC.

By:	/s/ David A. Frank
David A. Frank
Chief Financial Officer

INTREXON CORPORATION

By:	/s/ Donald P. Lehr
Name: Donald P. Lehr
Title: Chief Legal Officer

[Signature Page to Promissory Note Purchase Agreement]

EXHIBIT A

FORM OF PROMISSORY NOTE

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS. IT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITY UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO AQUABOUNTY THAT SUCH REGISTRATION IS NOT REQUIRED.

CONVERTIBLE PROMISSORY NOTE

$2,500,000	February , 2016

FOR VALUE RECEIVED, the undersigned, AquaBounty Technologies, Inc., a Delaware corporation, with an address of Two Clock Tower Place, Suite 395, Maynard, MA 01754 (together with its successors and permitted assigns, “AquaBounty”), hereby promises to pay to the order of Intrexon Corporation, a Virginia corporation (together with its successors and assigns, “Intrexon”), at 1750 Kraft Drive, Suite 1400, Blacksburg, VA 24060, or at such other place as may be designated from time to time in writing by Intrexon, in lawful money of the United States of America, without setoff, the principal sum of $2,500,000, or such lesser amount as may be advanced and remain outstanding from time to time, together with simple interest thereon at the rate provided below, all in accordance with the following terms and provisions:

1.    Definitions. Capitalized terms used in this Convertible Promissory Note (as in effect from time to time, the “Note”) but not defined herein shall have the meanings ascribed thereto in that certain Promissory Note Purchase Agreement by and among AquaBounty and Intrexon, dated as of February 16, 2016 (as in effect from time to time, the “Purchase Agreement”). The following terms, unless the context otherwise requires, have the following meanings:

a.    “Common Stock” means AquaBounty’s common stock, par value $0.001 per share.

b.    “Copyrights” means any foreign or United States copyright registrations, applications for registration thereof, and any non-registered copyrights.

c.    “Event of Default” has the meaning set forth in Section 16 of this Note.

d.    “Indebtedness” means, as to any Person, (i) all obligations of such Person (A) for borrowed money (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit, and bankers’ acceptances, whether or not matured); (B) evidenced by notes, bonds, debentures, or similar instruments; (C) to pay the deferred purchase price of property or services, except trade accounts payable and accrued commercial or trade liabilities arising in the ordinary course of business; or (D) under leases that have been or should be, in accordance with GAAP, recorded as capital leases; (ii) all interest rate and currency swaps, caps, collars, and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency; and (iii) all indebtedness (A) created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); or (B) secured by any Lien (other than Liens in favor of lessors under leases not included in clause (i)(D) above) on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or its non-recourse to the credit of that Person.

e.    “Intellectual Property” means Copyrights, Patents, Trade Secrets, Trademarks, Internet Assets, software (excluding “off the shelf” software) and other proprietary rights.

f.    “Internet Assets” mean any internet domain names and other computer user identifiers and any rights in and to sites on the worldwide web, including rights in and to any text, graphics, audio and video files, and html or other code incorporated in such sites.

g.    “Loan” has the meaning set forth in Section 3 of this Note.

h.    “Maturity Date” shall mean March 1, 2017, or such later date as may be agreed to by Intrexon in writing.

i.    “Patents” means any foreign or United States patents and patent applications, (including any divisionals, continuations, continuations-in-part, substitutions, or reissues thereof), whether or not patents are issued on such applications or such applications are modified, withdrawn, or resubmitted.

j.    “Offering” means the first issuance and sale of shares of Common Stock that occurs prior to the repayment in full of the outstanding principal balance of this Note and all accrued interest thereon, excluding the grant, issuance, or sale or any security by AquaBounty to any employee or director in such capacity.

k.    “Trade Secrets” means any scientific or technical information, design, process, procedure, formula, or improvement that derives independent economic value from not being generally known, and not being readily ascertainable through proper means, to AquaBounty’s competitors or other persons who can obtain economic value from its use. To the fullest extent consistent with the foregoing, and otherwise lawful, Trade Secrets shall include, without limitation, information and documentation pertaining to the design, specifications, testing, validation, implementation, and customizing techniques and procedures concerning AquaBounty’s products and services.

l.    “Trademarks” means any foreign or United States trademarks, service marks, trade dress, trade names, brand names, designs and logos, corporate names, and product or service identifiers, whether registered or unregistered, and all registrations and applications for registration thereof.

2.    Purchase Agreement. This Note is one of the Notes executed and delivered by AquaBounty pursuant to the terms and conditions of the Purchase Agreement and is subject to the terms and conditions thereof.

3.    Loans. Upon the terms and subject to the conditions of this Note and the Purchase Agreement, Intrexon agrees to make a loan (the “Loan”) to AquaBounty on the Closing Date, in an amount up to $2,500,000. Intrexon may endorse and attach a schedule to reflect the borrowing of the Loan evidenced by this Note and all payments and permitted prepayments thereon; provided that any failure to endorse such information shall not affect the obligation of AquaBounty to pay amounts evidenced hereby. Any and all borrowing under this Note shall be in the manner set forth in Section 2.3 of the Purchase Agreement.

4.    Use of Proceeds. The Loan made by Intrexon to AquaBounty hereunder may only be used for working capital and other general corporate purposes of AquaBounty.

5.    Interest Rate. The unpaid principal balance of this Note outstanding from time to time shall bear interest at a simple rate of interest equal to 10% per annum. After the occurrence and during the continuance of an Event of Default, interest shall accrue on all amounts due hereunder at a simple rate of interest equal to 15% per annum. Interest shall be calculated on the basis of actual number of days elapsed over a year of 360 days.

6.    Interest Payments. Without the prior written consent of Intrexon, AquaBounty shall not be permitted to make a payment of interest under this Note prior to the Maturity Date or such earlier date that this Note is repaid pursuant to Section 8 of this Note.

7.    Principal Payments. If not sooner paid, the entire unpaid principal balance of this Note and all unpaid accrued interest thereon shall be due and payable on the Maturity Date.

8.    Prepayment. This Note may be prepaid in whole or in part at any time at the election of AquaBounty.

9.    Application of Payments. Payments made by AquaBounty pursuant to the terms hereof shall be applied as follows: first, to any unpaid accrued collection costs and expenses; second, to any unpaid accrued interest; and third, to the principal balance of this Note.

10.    Conversion. The aggregate outstanding balance of principal and accrued interest on this and all other Notes shall be converted into shares of Common Stock at a price per share equal to the closing market price for Common Stock on the AIM market on the Effective Date (as defined in the Purchase Agreement) upon (a) the closing of any Offering or (b) written notice from Intrexon to AquaBounty of Intrexon’s election to so convert. If such conversion would result in the issuance of a fractional share of Common Stock, AquaBounty shall, in lieu of issuance of any fractional share, pay Intrexon a sum in cash equal to the product of the then-current fair market value of one share of Common Stock, multiplied by such fraction. Upon such conversion, Intrexon shall surrender this Note to AquaBounty, this Note shall be deemed cancelled, and the Purchase Agreement shall be deemed terminated.

11.    Assignment. Subject to the restrictions on transfer described in Section 13 of this Note, the rights and obligations of AquaBounty and Intrexon shall be binding upon and inure to the benefit of their respective permitted successors, assigns, heirs, administrators, and transferees.

12.    Amendment. Any provision of this Note may be amended or modified with the prior written consent of both Intrexon and AquaBounty.

13.    Transfer. Subject to applicable securities laws, Intrexon may assign this Note or any of its rights hereunder to any of its Affiliates and, with the prior written consent of AquaBounty, to any other Person. With respect to any such transfer of this Note, Intrexon will give written notice to AquaBounty prior thereto, describing briefly the manner thereof, together with a written opinion of Intrexon’s counsel, in a form reasonably satisfactory to AquaBounty, to the effect that such offer, sale, or other distribution may be effected without registration or qualification under any federal or state law then in effect. Promptly upon receiving such written notice and opinion of counsel, AquaBounty, as promptly as practicable but in no event later than five Business Days after such receipt, shall notify Intrexon that Intrexon may sell or otherwise dispose of this Note in accordance with the terms of the notice delivered to AquaBounty, subject to any additional applicable restrictions, including without limitation restrictions set forth in any Transaction Document. If AquaBounty determines that the opinion of counsel for Intrexon is not reasonably satisfactory to AquaBounty, AquaBounty shall so notify Intrexon promptly after such determination has been made. Each Note thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Act, unless in the opinion of counsel for AquaBounty such legend is not required, in order to ensure compliance with the registration or qualification requirement of any federal or state law then in effect. AquaBounty may issue stop transfer instructions to its transfer agent in connection with such restrictions.

14.    Shareholder Status. Intrexon or its Affiliates currently own certain Capital Stock of AquaBounty. Nothing contained in this Note shall be construed as conferring upon Intrexon any additional rights to vote or to receive dividends or to consent or to receive notice as a shareholder in respect of any meeting of shareholders for the election of directors of AquaBounty or of any other matter, or any rights whatsoever as a shareholder of AquaBounty.

15.    Negative Covenants. So long as there remains any outstanding and unpaid principal or interest under this Note, AquaBounty hereby agrees to abide by the restrictions and negative covenants set forth in this Section 15, unless AquaBounty first obtains the written consent of Intrexon to permit AquaBounty to take the action that would otherwise result in a breach of this Section 15.

a.    Financing. AquaBounty shall not raise capital through the issuance of equity or debt, or any instruments convertible into or exchangeable for equity or debt, unless, in connection with and contemporaneous with the closing of such financing, AquaBounty shall repay this Note in full. Notwithstanding the foregoing, AquaBounty shall be permitted to incur indebtedness without repayment of this Note pursuant to proposed financing arrangements (the “Proposed Loans”) between Aqua Bounty Canada Inc., a Newfoundland and Labrador corporation (“ABC”), and (A) Finance PEI, a crown corporation of the Prince Edward Island Department of Economic Development and Tourism, for an initial principal amount of up to US$600,000, and (B) the Atlantic Canada Opportunities Agency, a Canadian federal agency (“ACOA”), for an initial principal amount of up to US$400,000.

b.    Liens. AquaBounty shall not (i) create, incur, assume, or suffer to exist any Lien upon any of the property or assets of AquaBounty or (ii) suffer to exist for a period of more than 30 days after the same shall have been incurred any Indebtedness or claim against it in excess of $100,000 that, if unpaid, would by law or upon bankruptcy or insolvency, or otherwise, be entitled to any priority whatsoever over Intrexon other than trade credit incurred in the ordinary course of business; provided, however, that AquaBounty may incur and suffer to exist Liens (A) in favor of Intrexon under any Note in compliance with the terms hereof; (B) imposed by law, which were incurred in the ordinary course of business, do not secure Indebtedness for borrowed money arising in the ordinary course of business, and do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of business; (C) for taxes, fees, assessments, or other government charges or levies, either not delinquent or being contested in good faith and for which AquaBounty maintains adequate reserves on its books; (D) arising in connection with leases or subleases of real property granted in the ordinary course of business, and licenses or sublicenses of property granted in the ordinary course of AquaBounty’s business; (E) arising from judgments, decrees, or attachments in circumstances not constituting an Event of Default under any of the Transaction Documents; (F) in favor of financial institutions arising in connection with AquaBounty’s deposit and/or securities accounts held at such institutions; (G) in connection with purchase money Indebtedness for equipment and capitalized leases of equipment, provided that such security interests only attach to the equipment the purchase of which was financed by such purchase money Indebtedness or which is the subject of such capitalized leases and the proceeds thereof; or (H) arising in connection with either of the Proposed Loans or a financing arrangement between ABC and ACOA under Contract Number 193648, entered into as of December 16, 2009.

c.    Dissolution; Sale of Assets. AquaBounty shall not dissolve, reorganize, liquidate, or sell any of its assets to any Person or enter into any merger or consolidation with any Person except (i) dispositions of assets or property of AquaBounty of $100,000 or less, individually or collectively, (ii) sales or leases of AquaBounty’s products in the ordinary course of business, (iii) grants of non-exclusive licenses of Intellectual Property in the ordinary course of business, and (iv) dispositions in the ordinary course of business.

d.    Obligations Under this Note. AquaBounty shall not, by amendment of its organizational documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, but shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of Intrexon hereunder.

16.    Default and Remedies. If any of the events specified in this Section 16 shall occur (each, an “Event of Default”), Intrexon may, so long as such condition exists (after giving effect to any applicable cure period set forth below), declare the entire outstanding principal balance and unpaid accrued interest hereon immediately due and payable, by notice in writing to AquaBounty.

a.    Default in the payment of the principal or unpaid accrued interest on this Note when due and payable if such default is not cured by AquaBounty within fifteen Business Days after AquaBounty receives written notice of such default.

b.    A material default in the observance or performance of any other covenant or agreement contained in this Note or the Purchase Agreement, which default continues for a period of fifteen Business Days after AquaBounty receives written notice specifying the default.

c.    The failure to pay at final stated maturity (giving effect to any applicable grace periods and any extensions thereof) (i) any trade credit of AquaBounty incurred in the ordinary course of business that has an outstanding principal balance in excess of $100,000 or (ii) any other Indebtedness of AquaBounty or, in each case, the acceleration of any such Indebtedness (which acceleration is not rescinded, annulled, or otherwise cured within fifteen Business Days after receipt by AquaBounty of notice of any such acceleration).

d.    The institution by AquaBounty of proceedings to be adjudicated as bankrupt or insolvent; the consent by it to institution of bankruptcy or insolvency proceedings against it; the filing by it of a petition, answer, or consent seeking reorganization or release under Title 11 of the United States Code, or any other applicable federal or state law; the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee, or other similar official of AquaBounty or any substantial part of its property; or the making by it of an assignment for the benefit of creditors, in each case that is not dismissed within 60 days of the commencement thereof.

e.    If, within 60 days after the commencement of an action against AquaBounty (and service of process in connection therewith on AquaBounty) seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution, or similar relief under any present or future statute, law, or regulation, (i) such action shall not have been resolved in favor of AquaBounty or all orders or proceedings thereunder affecting the operations or the business of AquaBounty stayed; (ii) the stay of any such order or proceeding shall thereafter be set aside; or (iii) within 60 days after the appointment without the consent or acquiescence of AquaBounty of any trustee, receiver, or liquidator of AquaBounty of all or any substantial part of its properties, such appointment shall not have been vacated.

f.    The decision by the Board to cease or substantially cease its operations or wind up the affairs of AquaBounty.

g.    The occurrence of an event of default or material breach, as applicable, under any of the Transaction Documents if such default or breach is not cured by AquaBounty within fifteen Business Days after AquaBounty receives written notice of such default.

17.    Allocation of Costs. If this Note is not paid in accordance with its terms, AquaBounty shall pay to Intrexon, in addition to principal and accrued interest thereon, all costs of collection of the principal and accrued interest, including, but not limited to, reasonable attorneys’ fees, court costs, and other costs for the enforcement of payment of this Note.

18.    Waiver. No waiver of any obligation of AquaBounty under this Note shall be effective unless it is in a writing signed by Intrexon. A waiver by Intrexon of any right or remedy under this Note on any occasion shall not be a bar to exercise of the same right or remedy on any subsequent occasion or of any other right or remedy at any time. AquaBounty hereby expressly waives presentment; demand; protest; notice of demand, dishonor, and nonpayment; and all other notices or demands of any kind in connection with the delivery, acceptance, performance, default, or enforcement hereof, except as expressly provided for herein or in any other Transaction Document, and hereby consents to any delays, extensions of time, renewals, or waivers that may be granted or consented to by Intrexon with respect to the time of payment or any other provision hereof.

19.    Notices. Each notice or other communication provided for or permitted hereunder shall be made in writing and shall be delivered by registered or certified first-class mail (return receipt requested), facsimile, electronic mail, courier service, or personal delivery to the address or number for each intended recipient listed in the Purchase Agreement. Such communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five Business Days after being deposited in the mail, if mailed; and upon receipt, if sent via facsimile or electronic mail.

20.    Governing Law. This Note is delivered in and shall be enforceable and construed in accordance with the laws of the State of Delaware (other than its conflict of laws principles).

21.    Severability. If any provision of this Note shall for any reason be held to be invalid, illegal, or unenforceable, in whole or in part or in any respect, or operate or would operate to invalidate this Note, then such provision shall be deemed null and void, and the remaining provisions of this Note shall remain operative and in full force and effect and in no way shall be affected, prejudiced, or disturbed thereby.

22.    No Personal Liability. No officer, director, or shareholder of AquaBounty or any Person executing this Note on behalf of AquaBounty shall be liable personally or be subject to any personal liability or accountability with respect to the obligations of this Note or the Purchase Agreement by reason of the issuance hereof.

IN WITNESS WHEREOF, AquaBounty has executed and delivered this Note as of the date first set forth above.

AQUABOUNTY TECHNOLOGIES, INC.

By:
David A. Frank
Chief Financial Officer

[Signature Page to Convertible Promissory Note]

EXHIBIT B

FORM OF COMPLIANCE CERTIFICATE

I,                 , hereby certify, as of this      day of                     , 20    , that I am the duly elected, qualified, and serving Chief Financial Officer of AquaBounty Technologies, Inc., a Delaware corporation (“AquaBounty”). This Compliance Certificate (this “Certificate”) is being delivered pursuant to Section 2.1 of that certain Promissory Note Purchase Agreement, dated as of February 16, 2016, by and between AquaBounty and Intrexon Corporation (the “Agreement”). Capitalized terms appearing in this Certificate, but not otherwise defined, shall have the meanings given to them in the Agreement.

Pursuant to the Agreement, AquaBounty hereby gives notice of its desire to sell to Intrexon a Note in accordance with the terms of the Agreement and as set forth below:

The initial principal amount of such Note shall be $        , and the Closing Date shall be                     , 20    .

I hereby certify, solely in my capacity as Chief Financial Officer of AquaBounty, that as of the date hereof, there exists no Event of Default (as defined in the Note being sold in reliance on this Certificate).

IN WITNESS WHEREOF, the undersigned has duly executed this Compliance Certificate as of the date first set forth above.

AQUABOUNTY TECHNOLOGIES, INC.

By:
[Name]
Chief Financial Officer